Exhibit 99.1

PRESTOCORP

FINANCIAL STATEMENTS

For the Fiscal Years Ended December 31, 2016 and 2015

1

TABLE OF CONTENTS

Page No.

INDEPENDENT AUDITORS' REPORT	1-2

FINANCIAL STATEMENTS

Balance Sheets	3

Statements of Income	4

Statements of Changes in Stockholders' Equity	5

Statements of Cash Flows	6

Notes to Financial Statements	7 - 12

2

Independent Auditors’ Report

To the Board of Directors

PRESTOCORP

Walnut, California

We have audited the accompanying financial statements of PRESTOCORP, which comprise the balance sheets as of December 31, 2016 and 2015 and the related statements of income, changes in stockholders’ equity (deficit) and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation  of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the  effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PRESTOCORP as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Independent Auditors’ Report (Continued)

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company does not have a history of profitable operations, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HALL & COMPANY Certified Public Accountants & Consultants, Inc.

Irvine, California

November 13, 2017

PRESTOCORP
Balance Sheets
As of December 31,

	2016	2015

Assets

Cash	$20,372	$14,685
Accounts receivable	3,965	3,350
Prepaid Assets	4,600	-
Total Current Assets	28,937	18,035

Equipment, net	5,382	-

Total Assets	$34,319	$18,035

Liabilities and Stockholders' Equity (Deficit)

Current Liabilities
Accounts payable & accrued expenses	$10,844	$6,734
Deferred income taxes payable	3,333	-
Related party payable	4,226	18,152
Total current liabilities	18,403	24,886

Commitments and Contingencies

Stockholders' Equity (Deficit)
Common Stock, $0.0001 par value, 5,000 shares authorized,
issued and outstanding	-	-
Retained earnings (accumulated deficit)	15,916	(6,851)

Total Stockholders' Equity (Deficit)	15,916	(6,851)

Total Liabilities and Stockholders' Equity (Deficit)	$34,319	$18,035

See Accompanying Notes to the Financial Statements

PRESTOCORP
Statements of Income
For the Years Ended December 31,

	2016	2015

Revenues, net	$517,474	$105,984

Cost of Service	295,095	68,153
Gross Profit	222,379	37,831

Operating Expenses
Marketing	23,308	19,540
Salaries and Related Expenses	33,287	-
Other	139,684	25,142
Total operating expenses	196,279	44,682

Operating Income (Loss) before provision for income taxes	26,100	(6,851)

Provision for Income Taxes	3,333	-

Net Income (Loss)	$22,767	$(6,851)

See Accompanying Notes to the Financial Statements

PRESTOCORP
Statements of Stockholders' (Deficit) Equity
As of December 31,

				(Accumulated
			Additional	Deficit)
	Common Stock		Paid-In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance - December 31, 2014	5,000	$-	$-	$-	$-

Net Loss	-	-	-	(6,851)	(6,851)

Balance - December 31, 2015	5,000	-	-	(6,851)	(6,851)

Net Income	-	-	-	22,767	22,767

Balance - December 31, 2015	5,000	$-	$-	$15,916	$15,916

See Accompanying Notes to the Financial Statements

PRESTOCORP
Statements of Cash Flows
For the Years Ended December,

	2016	2015

From Operating Activities:
Net Income (Loss)	$22,767	$(6,851)
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operations
Depreciation	157
Change in operating assets and liabilities:
Accounts receivable	(615)	(3,350)
Prepaid assets	(4,600)
Accounts payable and accrued expenses	4,110	6,734
Accrued income taxes	3,333	-
Net cash provided by (used in) operations	25,152	(3,467)

Cash Flows from Investing Activities:
Payments for Equipment	(5,539)	-
Cash From Investing Activities	(5,539)

Cash Flow from Financing Activities
Advances from/(payments to) related parties, net	(13,926)	18,152

Net Cash Flows	5,687	14,685

Beginning cash	14,685	0

Ending Cash	$20,372	$14,685

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Cash paid during the year for:
Interest	$-	$-
Income taxes	$800	$800

See Accompanying Notes to the Financial Statements

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Organization

PrestoCorp (the “Company”) was organized as a Delaware C-Corporation on December 30, 2014 (“Inception”).

Nature of Business

The Company provides a telemedicine software platform that connects doctors and patients seeking medical cannabis evaluations, recommendations and treatments plans. The Company operates business as PrestoDoctor.

The Company launched PrestoDoctor in March 2015 to provide California cannabis evaluations and recommendations. PrestoDoctor began to evaluate patients at live events in February 2016. In June 2016 PrestoDoctor expanded to launch services in the state of Nevada and launched personalized treatment plans for patients.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Preparation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all adjustments necessary for the fair presentation of the Company's financial position for the periods presented.

Cash

The Company maintains cash at financial institutions, which periodically may exceed federally insured amounts. The Company has not experienced any losses with respect to its cash balances. The Company performs ongoing evaluations for these institutions to limit its concentration of risk exposure. Management believes this risk is not significant due to the strength of the financial institutions used by the Company.

Accounts Receivable

Revenue is due at the time of service via charge to the patient credit card. There exists a 1 – 3 day delay in timing from the date of the charge and the date of the deposit of cash to the Company’s bank account (“settlement date”). Accounts receivable represents the undeposited patient charges as of the year ended December 31, 2016 and 2015. No allowance is deemed necessary for uncollectible accounts, as all revenue proceeds are received on the settlement date of the evaluations and services.

Equipment

Equipment is recorded at cost. Depreciation is provided for on the straight-line method over the estimated useful lives of the assets. The average lives of equipment is three (3) years. Maintenance and repairs that neither materially add to the value of the equipment nor appreciably prolong its life are charged to expense as incurred.  Betterments or renewals are capitalized when incurred. All equipment consists of computer equipment as of December 31, 2016. There was no equipment capitalized in the year ended December 31, 2015.

At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gains or losses are reflected in income. Depreciation expense for the years ended December 31, 2016 and 2015 was $157 and $0, respectively.

Income Taxes

The Company accounts for income taxes in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (AS C) 740, "Accounting for Income Taxes." ASC 740 requires an asset and liability approach for financial accounting and reporting of income taxes. Deferred taxes are determined based on the estimated future tax effects of differences between the financial and tax basis of assets and liabilities given the provisions of the enacted tax laws.

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects for changes in tax laws and rates on the date of enactment.

The effective income tax rate of 13% and 0% for the years ended December 31, 2016 and 2015, respectively, differed from the statutory rate, due primarily to a net operating loss incurred by the Company in the respective years.  All net operating loss benefits have been fully offset through an allowance account due to the uncertainty of the utilization of the net operating losses. As of December 31, 2016, and 2015, the Company’s unused net operating losses were not significant and the Company has established a valuation allowance in the full amount of the deferred tax asset due to the uncertainty of the utilization of operating losses in future periods.  During the years ended December 31, 2016 and 2015, the change in the valuation allowance was not significant.

Accounting for Uncertainty in Income Taxes

ASC 740 clarifies the accounting for uncertainty in income taxes recognized in the Company's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

ASC 740 also provides guidance on de-recognition and measurement of a tax position taken or expected to be taken in a tax return. The adoption of ASC 740 did not have a material effect on the Company.  The Company files income tax returns in the U.S. federal jurisdiction and several states. The Company's federal income tax returns for tax years 2011 and beyond remain subject to examination by the Internal Revenue Service. The Company's state income tax returns for various years remain subject to examination by each state's taxing authority.

The Company did not have unrecognized tax benefits as of December 31, 2016 and 2015 and does not expect this to change significantly over the next 12 months. In connection with the adoption of ASC 740, the Company will recognize interest and penalties accrued on any unrecognized tax benefits as a component of income tax expense. The Company has not accrued interest or penalties related to uncertain tax positions as of December 31,2016 and 2015.

Use of Estimates

The preparation of these consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  Such management estimates include the recoverability of equipment. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenues when persuasive evidence of an arrangement exists; delivery has occurred; price is fixed or determinable; and collectability of the related receivable is reasonably assured, which is primarily at the completion of the patient visit.

Concentration of Providers

During the years ended December 31, 2015 and 2016, the Company utilized the services of two and two doctors, which accounted for approximately 95% and 70% of the total cost of services provided

Rent

The Company leases its office on a month to month basis. Total rent expense during the year ended December 31, 2016 was approximately $14,000. The Company did not lease an office during the year ended December 31, 2015.

Marketing, Advertising and Promotion Expense

Marketing costs are expensed as incurred and are included in the accompanying statements of income. Marketing costs were approximately $23,000 and $20,000 as of December 31, 2016 and 2015, respectively.

Fair Value Measurements

The Company has categorized its assets and liabilities recorded at fair value based upon the fair value hierarchy specified by GAAP.  All assets and liabilities are recorded at historical cost which approximates fair value, and therefore, no items were valued according to these inputs.

The levels of fair value hierarchy are as follows:

1.Level 1 inputs utilize unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access;

2.Level 2 inputs utilize other-than-quoted prices that are observable, either directly or indirectly. Level 2 inputs include quoted prices for similar assets and liabilities in active markets, and inputs such as interest rates and yield curves that are observable at commonly quoted intervals; and

3.Level 3 inputs are unobservable and are typically based on our own assumptions, including situations where there is little, if any, market activity.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy.  In such cases, the Company categorizes such financial asset or liability based on the lowest level input that is significant to the fair value measurement in its entirety.  The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

Both observable and unobservable inputs may be used to determine the fair value of positions that are classified within the Level 3 category.  All assets and liabilities are at cost which approximates fair value and there are not items that were required to be valued on a non-recurring basis.

Pending Accounting Pronouncements

There have been no recent accounting pronouncements issued which are expected to have a material effect on the Company’s financial statements. Management continues to monitor and review recently issued accounting guidance upon issuance.

In May 2014, the FASB issued updated guidance that supersedes the current revenue recognition guidance, including industry-specific guidance. The updated guidance introduces a five-step model to achieve its core principal of the entity recognizing revenue to depict the transfer of goods or services to customers at an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The updated guidance is effective for interim and annual periods beginning after December 15, 2017, and early adoption is not permitted. In July 2015, the FASB decided to delay the effective date of this updated guidance until December 15, 2018. The FASB also agreed to allow entities to choose to adopt the standard as of the original effective date. The Company is currently evaluating the expected impact of the updated guidance.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230) – Classification of Certain Cash Receipts and Cash Payments. This ASU provides clarification regarding how certain cash receipts and cash payments are presented and classified in the statement of cash flows. This ASU addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice. The issues addressed in this ASU that will affect us is classifying debt prepayments or debt extinguishment costs and contingent consideration payments made after a business combination. This update is effective for annual and interim periods beginning after December 15, 2017, and interim periods within that reporting period and is to be applied using a retrospective transition method to each period presented. Early adoption is permitted. The adoption of this ASU is not expected to have a material impact on our financial position, results of operations and related disclosures.

In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes. Current U.S. GAAP requires an entity to separate deferred income tax liabilities and assets into current and noncurrent amounts in a classified statement of financial position. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The amendments in this update apply to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this update. The amendments in this update will align the presentation of deferred income tax assets and liabilities with International Financial Reporting Standards (IFRS) and are effective for fiscal years after December 15, 2016, including interim periods within those annual periods. The adoption of this ASU as of January 1, 2017 did not have a material impact on our financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. This ASU 2014-15 describes how an entity should assess its ability to meet obligations and sets rules for how this information should be disclosed in the consolidated financial statements. The standard provides accounting guidance that will be used along with existing auditing standards. The ASU 2014-15 is effective for the annual period ending after December 15, 2016. Early application is permitted. The adoption of this ASU as of January 1, 2017 did not have a material impact on our financial statements and related disclosures.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The lack of historical profitable operations causes significant doubt about the ability of the Company to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern. Management anticipates that it will be able to raise additional working capital through the sale of 51% of the Company (see Note 8).

The ability of the Company to continue as a going concern is dependent on its ability to raise adequate capital to fund operating losses until it is able to engage in profitable business operations. To the extent financing is not available, the Company may not be able to, or may be delayed in, developing its services and meeting its obligations. The Company will continue to evaluate its projected expenditures relative to its available cash and to evaluate additional means of financing in order to satisfy its working capital and other cash requirements. The accompanying financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

NOTE 4 – COMMITMENTS AND CONTINGENGIES

Legal Proceedings

From time to time, the Company may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. The Company is not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on its business, prospects, financial condition or results of operations.

Guarantees and Indemnities

From time to time the Company enters into certain types of contracts that contingently require the Company to indemnify parties against third-party claims. These contracts primarily relate to (i) certain real estate leases, under which the Company may be required to indemnify property owners for environmental or other liabilities and other claims arising from the Company's use of the applicable premises: and (ii) certain agreements with the Company's officers, directors and employees, under which the Company may be required to indemnify such persons for liabilities arising out of their employment relationship. The terms of such obligations vary by contract and, in most instances; a specific or maximum dollar amount is not explicitly stated therein. Generally, amounts under these contracts cannot be reasonably estimated until a specific claim is asserted. No claims have been asserted and no liabilities have been recorded for these indemnities on the Company's balance sheets.

NOTE 5 – RELATED PARTY TRANSACTIONS

There are no significant related party transactions. Officers/shareholders did not receive salaries from the Company in 2015 and 2016. As of December 31, 2016 and 2015, the Company owed approximately $4,000 and $18,000 to its officers/shareholders for unreimbursed business expenses, respectively.

NOTE 6 – SHAREHOLDERS’ EQUITY

The Company has 5,000 shares of common stock authorized, issued, and outstanding.

NOTE 7 – FAIR VALUE MEASUREMENT

The carrying amounts, at face value or cost plus accrued interest, approximate fair value because of the short maturity of these instruments for cash, accounts receivable, accounts payable and accrued expenses.

NOTE 8 – SUBSEQUENT EVENTS

On July 27, 2017, the Company sold 51% of its common shares, 2,550 shares, par $0.001, to Cannabis Sativa, Inc. effective August 1, 2017 for consideration of up to $4,590,000 worth of Cannabis Sativa, Inc.’s common stock.  The purchase agreement contains various contingent payment provisions, including minimum revenue requirements of the Company. Additionally, Cannabis Sativa, Inc. committed to providing a revolving line of credit to the Company totaling $500,000 at 5% interest per annum.    As of November 13, 2017, the Company has received $200,000.

The Company has evaluated and determined that no other events have occurred subsequent to the balance sheet date and through November 10, 2017 the date of issuance of these financial statements, which would require inclusion or disclosure in its financial statements other than as described in the accompanying notes.